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                                                                   Exhibit 10.15



March 10, 1997



Mr. Edward P. Delson
NUMAR Corporation
508 Lapp Road
Malvern, PA 19355

Dear Ed:

The purpose of this letter is to set forth the undertaking of NUMAR Corporation ("NUMAR") to provide you certain severance benefits in the event that, following a change in control of the Company (as herein defined), your employment is terminated by NUMAR or you. This undertaking implements the resolution approved by the Compensation Committee of NUMAR with respect to such severance benefits for you at a meeting held on January 16, 1997.

NUMAR undertakes as follows:

     (A) In the event that within one year following a change in control your employment is terminated by NUMAR or by you, NUMAR shall, as a severance benefit
(1) pay you within ten (10) days following your termination of employment a sum equal to the greater of twice your annual base salary on the date on which the change in control occurs or twice your annual base salary as in effect on the date of termination, and (2) maintain on your behalf for a period of 24 months following the change in control all benefits provided in your capacity as an employee of the Company including, but not limited to, medical coverage, life insurance, and disability insurance, with benefits being no less than what is in effect as of the date on which the change in control occurs or on the date of termination, whichever is greater. This undertaking supersedes, and the consideration to be paid to you pursuant to this undertaking shall be in lieu of, all other benefits to which you might otherwise be entitled in connection with severance following a change in control of NUMAR (1) under any employment agreement or other commitment of NUMAR, (2) pursuant to any resolution of the Board of Directors of NUMAR or any committee thereof including the resolution of the Board of October 28, 1993, or (3) otherwise. Upon making the payments described in this paragraph (A), NUMAR shall have no further obligation to you hereunder.

     (B) As used herein, a "change in control" shall be deemed to have occurred if:

         (1) at any time after the date hereof, directors of NUMAR in office on the date hereof plus any new director (excluding a director designated by a person or group who has entered into an agreement with NUMAR to effect a transaction described in clause (2) hereof) whose election by the Board or
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March 10, 1997
Page 2


nomination for election by NUMAR's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

         (2) at any time after the date hereof, there shall occur (a) any consolidation or merger of NUMAR in which NUMAR is not the continuing or surviving corporation or pursuant to which the common shares of NUMAR would be converted into cash, securities or other property, other than a merger of NUMAR in which holders of common shares of NUMAR immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporate immediately after the merger as their ownership of common shares of NUMAR immediately before or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 60% or more of the assets or earning power of NUMAR, other than to a corporation, with respect to which immediately following such sale or other disposition more than 60% of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the common shares of NUMAR immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the common shares of NUMAR.

As used herein, the terms "person" and "beneficial owner" have the same meanings as such terms under Section 12(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Please indicate your acknowledgment of and agreement with the foregoing by signing the enclosed copy of this letter and returning same to me for NUMAR's files.

Very truly yours,



Melvin N. Miller
President & CEO



Acknowledged and Agreed To:


---------------------------
Edward P. Delson

Date: